As filed with the Securities and Exchange Commission on October 2, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	56-0578072
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Lowe’s Boulevard
Mooresville, North Carolina 28117
Telephone: (704) 758-1000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Gaither M. Keener, Jr.
Senior Vice President, General Counsel and Secretary
1000 Lowe’s Boulevard
Mooresville, North Carolina 28117
Telephone: (704) 758-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Ernest S. Delaney III, Esq.
Thomas H. O’Donnell, Jr., Esq.
Moore & Van Allen PLLC
100 North Tryon Street, Suite 4700
Charlotte, North Carolina 28202-4003
Telephone: (704) 331-1000

Approximate date of commencement of proposed sale to the public:  From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Amount to be Registered /
Proposed Maximum Offering Price per Unit /
Title of Each Class of	Proposed Maximum Aggregate Offering Price /
Securities to be Registered	Amount of Registration Fee

Debt securities

Preferred stock	(1)

Common stock

(1)	An indeterminate principal amount or number of securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fee.

Lowe’s Companies, Inc.

Debt Securities
Preferred Stock
Common Stock

We may offer to sell debt securities, preferred stock or common stock from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of those securities, and the manner in which they are being offered, in a supplement to this prospectus. Any supplement to this prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and any related supplement carefully before you invest.

The securities may be offered on a continuous or delayed basis directly to purchasers or to or through one or more underwriters, agents or dealers as designated from time to time. If any underwriters, agents or dealers are involved in the sale of any securities, the applicable supplement to this prospectus will set forth the names of any underwriters, agents or dealers and any applicable commissions or discounts.

Investing in these securities involves risks. See risks described in this prospectus and those described as risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended February 3, 2006 as they may be amended, updated and modified periodically in our reports filed with the Securities and Exchange Commission. Additional risks may also be included in a supplement to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may change. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

This prospectus is dated October 2, 2006.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings at any time and from time to time.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of those securities and that offering. Any supplement to this prospectus may also add, update or change information contained in the prospectus. As a result, the summary descriptions of the securities in this prospectus are subject, and qualified by reference, to the descriptions of the particular terms of any securities contained in an accompanying supplement.

You should carefully read this prospectus, the accompanying prospectus supplement and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

WARNING REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements containing words such as “expects,” “plans,” “strategy,” “projects,” “believes,” “opportunity,” “anticipates,” “desires,” and similar expressions are intended to highlight or indicate “forward-looking statements.” Although we believe that the expectations, opinions, projections, and comments reflected in our forward-looking statements are reasonable, we can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our business prospects and our ability to achieve the results expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions such as interest rate and currency fluctuations, fuel and other energy costs, and other factors that could negatively affect our customers, as well as our ability to: (i) respond to a greater than expected downturn in the housing industry, including new housing starts and the level of repairs, remodeling, and additions to existing homes, or a general reduction in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes designed to enhance our efficiency and competitiveness; (iii) attract, train, and retain highly-qualified associates; (iv) locate, secure, and develop new sites for store development, particularly in metropolitan areas; (v) respond to fluctuations in the prices and availability of services, supplies, and products; (vi) respond to the growth and impact of competition; (vii) address legal and regulatory matters; and (viii) respond to unanticipated weather conditions. Additional information regarding the risks and uncertainties which may affect our business operations and financial performance can be found in our filings with the SEC.

You should rely only on the information contained or incorporated by reference into this prospectus and any accompanying supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any accompanying supplement and the documents incorporated by reference is accurate only as of their respective dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof or that the information contained herein or therein is correct as of any time subsequent to the date hereof.

Except as otherwise indicated, all references in this prospectus to “Lowe’s”, “the company”, “we” and “our” refer to Lowe’s Companies, Inc., and its consolidated subsidiaries.

THE COMPANY

Lowe’s Companies, Inc. is a Fortune® 50 company, offering a complete line of home improvement products and services. Lowe’s is the second largest home improvement retailer in the world and the seventh largest retailer in the United States.

We are an active supporter of the communities we serve. We are a national partner with both the American Red Cross and Habitat for Humanity International, and we support numerous local charities. Through the Lowe’s Heroes volunteer program and the Home Safety Council, we provide help to civic groups with public safety projects and share important home safety and fire prevention information to residents of the many neighborhoods we serve.

Our management is committed to understanding and reflecting the diverse cultures of the communities we serve across the United States in staffing, business partnerships and the products we sell. We are also committed to making diversity and inclusion a natural part of the way we do business. We have been a publicly held company since 1961, and our shares of common stock are listed on the New York Stock Exchange under the symbol “LOW.”

USE OF PROCEEDS

Unless we state otherwise in the applicable supplement, we will use the net proceeds from the sale of the securities that may be offered by this prospectus and the applicable supplement for refinancing indebtedness, general corporate purposes, which may include capital expenditures and working capital needs, and to finance repurchases of shares of our common stock.

We may temporarily invest any proceeds that are not immediately applied to the above purposes in U.S. government or agency obligations, commercial paper, money market funds, taxable and tax-exempt notes and bonds, variable-rate demand obligations, bank certificates of deposit or repurchase agreements collateralized by U.S. government or agency obligations. We may also deposit the proceeds with banks.

RATIO OF EARNINGS TO FIXED CHARGES

Lowe’s historical ratio of earnings to fixed charges is shown in the table below. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, “earnings” includes pretax earnings plus fixed charges, less interest capitalized. “Fixed charges” includes interest expensed and capitalized and the portion of rental expense that is representative of the interest factor in these rentals.

											Six Months
	Fiscal Years Ended On										Ended
	February 1,		January 31,		January 30,		January 28,		February 3,		July 29,		August 4,
	2002		2003		2004		2005		2006		2005		2006

Ratio of earnings to fixed charges	6.0	x	8.7	x	10.5	x	12.3	x	14.1	x	15.2	x	18.9x

DESCRIPTION OF OUR DEBT SECURITIES

The following description sets forth general terms and provisions of the debt securities that we may offer with this prospectus. We will provide additional terms of the debt securities in the applicable supplement.

We will issue senior debt securities under an amended and restated indenture, dated as of December 1, 1995, between Lowe’s and The Bank of New York (as successor trustee to Bank One, N.A. (formerly known as The First National Bank of Chicago)). We refer to this indenture as the “Indenture.”

The following description summarizes some of the provisions of the Indenture, including definitions of some of the more important terms in the Indenture. However, we have not described every aspect of the debt securities. You should refer to the actual Indenture for a complete description of its provisions and the definitions of terms used in it. Whenever we refer to particular sections or defined terms of the Indenture in this prospectus or in any applicable supplement, we are incorporating by reference those sections or defined terms into this prospectus or the applicable supplement.

The Indenture is an exhibit to the registration statement. See “Where You Can Find More Information” for information on how to obtain a copy of the Indenture for your review.

General Terms of Our Debt Securities.

The Indenture does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series. (Section 301). In addition, neither the Indenture nor the debt securities will limit or otherwise restrict the amount of senior indebtedness that we or our subsidiaries may incur.

Under the Indenture, as of August 4, 2006, we have outstanding approximately:

•	$500 million of 8.25% Senior Notes due June 1, 2010,

•	$268 million of Medium Term Notes, Series B, at rates ranging from 6.70% to 7.61% with final maturities ranging from September 1, 2007 to May 15, 2037,

•	$500 million of 5.00% Notes due October 15, 2015,

•	$580 million of .861% Convertible Notes due October 19, 2021,

•	$300 million of 6.875% Debentures due February 15, 2028,

•	$400 million of 6.50% Debentures due March 15, 2029, and

•	$500 million of 5.50% Notes due October 15, 2035.

We have outstanding under separate senior indentures an additional $27 million of Medium Term Notes, Series A, at rates ranging from 7.35% to 8.20% and with final maturities from July 10, 2007 to January 11, 2023 and $48 million of 2.50% Convertible Notes due February 16, 2021.

The debt securities will be our unsecured obligations and will rank on a parity with all of our other existing and future unsecured and unsubordinated indebtedness. The debt securities will be subordinated to our existing and future secured indebtedness and that of our subsidiaries and to any existing and future unsecured, unsubordinated indebtedness of our subsidiaries. In other words, if we should default on our debt, we will not make payments on the debt securities until we have fully paid off our secured indebtedness and that of our subsidiaries and any unsecured, unsubordinated indebtedness of our subsidiaries.

The particular terms of each issue of debt securities, as well as any modifications or additions to the general terms of the Indenture applicable to the issue of debt securities, will be described in the applicable supplement.

This description will contain all or some of the following as applicable:

•	the title of the debt security;

•	the aggregate principal amount and denominations;

•	the maturity or maturities;

•	the price that we will receive from the sale of the debt securities;

•	the interest rate or rates, or their method of calculation, for the debt securities, which rate or rates may vary from time to time;

•	the date or dates on which principal and premium, if any, of the debt securities is payable;

•	the date or dates from which interest on the debt securities will accrue and the record date or dates for payments of interest or the methods by which any such dates will be determined;

•	the place or places where principal of, premium, if any, and interest on the debt securities is payable;

•	the terms of any sinking fund and analogous provisions with respect to the debt securities;

•	the respective redemption and repayment rights, if any, of Lowe’s and of the holders of the debt securities and the related redemption and repayment prices and any limitations on the redemption or repayment rights;

•	the conversion price and other terms of any debt securities that a holder may convert into or exchange for our other securities before our redemption, repayment or repurchase of those convertible debt securities;

•	any addition to or change in the covenants or events of default relating to any of the debt securities;

•	any trustee or fiscal or authenticating or payment agent, issuing and paying agent, transfer agent or registrar or any other person or entity to act in connection with the debt securities for or on behalf of the holders thereof or the Company or an affiliate;

•	whether the debt securities are to be issuable initially in temporary global form and whether any such debt securities are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global security may exchange the interests for debt securities of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur;

•	the listing of the debt securities on any securities exchange or inclusion in any other market or quotation or trading system; and

•	any other specific terms, conditions and provisions of the debt securities.

Unless the applicable supplement provides differently, upon receipt of payment, the trustee will pay the principal of and any premium and interest on the debt securities and will register the transfer of any debt securities at its offices. However, at our option, we may distribute interest payments by mailing a check to the address of each holder of debt securities that appears on the register for the debt securities. (Sections 305 and 1002).

Unless the applicable supplement provides differently, we will issue the debt securities in fully registered form without coupons and in denominations of $1,000 or any integral multiple of $1,000. There will be no service charge for any registration of transfer or exchange of the debt securities, although we may require that purchasers of the debt securities pay any tax or other governmental charge associated with the registration. (Sections 302 and 305).

We may issue debt securities as Original Issue Discount Securities, as defined in the Indenture, to be sold at a substantial discount below their principal amount. The applicable supplement will describe any special federal income tax and other considerations applicable to these securities.

Covenants Applicable to Our Debt Securities.

Unless stated otherwise in the applicable supplement, debt securities will have the benefit of the following covenants. We have defined several capitalized terms used in this section in the subsection below entitled “Definitions of Key Terms in the Indenture.” Capitalized terms not defined there are defined in the Indenture.

Restrictions on Debt.

The Indenture provides that as long as we have any senior debt securities outstanding:

•	we will not, and we will not permit any of our subsidiaries to, incur, issue, assume or guarantee any Debt secured by

—	a Mortgage on any Principal Property of Lowe’s or any subsidiary; or

—	any shares of Capital Stock or Debt of any subsidiary,

unless all outstanding senior debt securities will be secured equally and ratably with the secured Debt, so long as the secured Debt is secured; and

•	we will not permit any of our subsidiaries to incur, issue, assume or guarantee any unsecured Debt or to issue any preferred stock, unless the aggregate amount of all such Debt together with the aggregate preferential amount to which the preferred stock would be entitled on any involuntary distribution of assets and all Attributable Debt of Lowe’s and our subsidiaries in respect of sale and leaseback transactions would not exceed 10% of our Consolidated Net Tangible Assets.

These restrictions do not apply to the following Debts, which we exclude in computing Debt for the purpose of the restrictions:

•	Debt secured by Mortgages on any property acquired, constructed or improved by Lowe’s or any subsidiary after December 1, 1995, which Mortgages are created or assumed contemporaneously with, or within 30 months after, the acquisition, or completion of the construction or improvement, or within six months thereafter under a firm commitment for financing arranged with a lender or investor within the 30-month period, to secure or provide for the payment of all or any part of the purchase price of the property or the cost of the construction or improvement incurred after December 1, 1995 or Mortgages on any property existing at the time of its acquisition if any such Mortgage does not apply to any other property owned by us or any subsidiary other than, in the case of any such construction or improvement, any previously unimproved real property on which the property so constructed, or the improvement, is located;

•	Debt of any corporation existing at the time the corporation is merged with or into Lowe’s or a subsidiary;

•	Debt of any corporation existing at the time the corporation becomes a subsidiary;

•	Debt of a subsidiary to Lowe’s or to another subsidiary;

•	Debt secured by Mortgages securing obligations issued by a state, territory or possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the acquisition of or construction on property, and on which the interest is not, in the opinion of counsel, includable in gross income of the holder; and

•	any extensions, renewals or replacements, in whole or in part, of any Debt referred to in the above clauses as long as the principal amount of that Debt is not increased and, in the case of Debt secured by a Mortgage, no more than all of the same property continues to secure such Debt.

These restrictions do not apply to any issuance of Preferred Stock by a subsidiary to Lowe’s or another subsidiary, provided that the Preferred Stock is not thereafter transferable to any Person other than Lowe’s or a subsidiary. (Section 1008).

Restrictions on Sales and Leasebacks.

The Indenture provides that we will not, and we will not permit any subsidiary to, after December 1, 1995, enter into any transaction involving the sale and subsequent leasing back by Lowe’s or any of its subsidiaries of any Principal Property, unless, after giving effect to the sale and leaseback transaction, the aggregate amount of all Attributable Debt with respect to all such transactions plus all Debt to which Section 1008 of the Indenture is applicable, would not exceed 10% of Consolidated Net Tangible Assets. This restriction will not apply to, and there will be excluded in computing Attributable Debt for the purpose of the restriction, Attributable Debt with respect to any sale and leaseback transaction if:

•	the lease in the transaction is for a period (including renewal rights) not exceeding three years;

•	Lowe’s or a subsidiary, within 180 days after the sale, applies an amount not less than the greater of the net proceeds of the sale of the Principal Property leased under the arrangement or the fair market value of the Principal Property leased at the time of entering into the arrangement (as determined by the Board of Directors) to, with some restrictions, the retirement of our Funded Debt ranking on a parity with or senior to the debt securities or the retirement of Funded Debt of a subsidiary;

•	the transaction is entered into before, at the time of, or within 30 months after the later of the acquisition of the Principal Property or the completion of its construction;

•	the lease in the transaction secures or relates to obligations issued by a state, territory or possession of the United States, or any political subdivision thereof, or the District of Columbia, to finance the acquisition of or construction on property, and on which the interest is not, in the opinion of counsel, includable in the gross income of the holder; or

•	the transaction is entered into between Lowe’s and a subsidiary or between subsidiaries.
(Section 1009).

Definitions of Key Terms in the Indenture.

The Indenture defines the following terms used in this subsection:

“Attributable Debt” means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by that Person under the lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the rate of 10% per annum compounded annually. The net amount of rent required to be paid under any such lease for any such period will be the amount of the rent payable by the lessee with respect to that period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease that is terminable by the lessee upon the payment of a penalty, the net amount will also include the amount of the penalty, but no rent will be considered as required to be paid under the lease after the first date upon which it may be so terminated.

“Capital Stock”, as applied to the stock of any corporation, means the capital stock of every class whether now or hereafter authorized, regardless of whether the capital stock will be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as shown on the most recent balance sheet of Lowe’s and our consolidated subsidiaries and computed under generally accepted accounting principles.

“Debt” means loans, notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

“Preferred Stock” means any class of our stock that has a preference over common stock in respect of dividends or of amounts payable in the event of our voluntary or involuntary liquidation, dissolution or winding up and that is not mandatorily redeemable or repayable, or redeemable or repayable at the option of the holder, otherwise than in shares of common stock or preferred stock of another class or series or with the proceeds of the sale of common stock or preferred stock.

“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for selling home improvement products or the manufacturing, warehousing or distributing of the products, owned or leased by us or any of our subsidiaries. (Section 101).

The Effect of Our Corporate Structure on Our Payment of the Debt Securities.

The debt securities are the obligations of Lowe’s exclusively. Because our operations are currently conducted through subsidiaries, the cash flow and the consequent ability to service our debt, including the debt securities, are dependent, in part, upon the earnings of our subsidiaries and the distribution of those earnings to us or upon loans or other payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities. They have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make any funds available for our payment of any amounts due on the debt securities, whether by dividends, loans or other payments. In addition, our subsidiaries’ payments of dividends and making of loans and advances to us may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and various business considerations.

Although the Indenture limits the incurrence of the indebtedness, as described above in the subsection “Covenants Applicable to Our Debt Securities,” the debt securities will be effectively subordinated to all indebtedness and other liabilities, including current liabilities and commitments under leases, if any, of our subsidiaries. Any right of ours to receive assets of any of our subsidiaries upon liquidation or reorganization of the subsidiary (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that we are recognized as a creditor of the subsidiary, in which case our claims would still be subordinated to any security interests in the subsidiary’s assets and any of the subsidiary’s indebtedness senior to that which we hold.

No Restriction on Sale or Issuance of Stock of Subsidiaries.

The Indenture contains no covenant that we will not sell, transfer or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of any of our subsidiaries. It also does not prohibit any subsidiary from issuing any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, the subsidiary’s voting stock.

Consolidation, Merger and Sale of Assets.

Without the consent of the holders of any of the outstanding debt securities, we may consolidate or merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety, to any corporation, partnership or limited liability company organized under the laws of any domestic jurisdiction, as long as:

•	the successor assumes our obligations on the debt securities and under the Indenture;

•	after giving effect to the transaction, no event of default, and no event that, after notice, lapse of time or both, would become an event of default, has occurred and is continuing; and

•	other conditions described in the Indenture are met. (Section 801).

Accordingly, the holders of debt securities may not have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders. The existing protective covenants applicable to the debt securities would continue to apply to us in the event of a leveraged buyout initiated or supported by us, our management, or any of our affiliates or their management, but may not prevent such a transaction from taking place.

Events of Default.

The following are “events of default” with respect to debt securities of any series:

•	default for 30 days in payment when due of any interest on any debt security of the series;

•	default in payment when due of principal or premium, if any, or in the making of a mandatory sinking fund payment of any debt securities of the series;

•	default or breach, for 60 days after notice from the trustee or from the holders of at least 25% in aggregate principal amount of the debt securities of the applicable series then outstanding, in the performance of any other covenant or warranty in the debt securities of the series, in the Indenture or in any supplemental indenture or board resolution referred to in the notice under which the debt securities of the series may have been issued;

•	default in the payment of principal when due or resulting in acceleration of other indebtedness of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $10 million and the indebtedness is not discharged or acceleration is not rescinded or annulled within ten days after written notice of the default to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of the applicable series then outstanding, provided that the event of default will be deemed cured or waived if the default that resulted in the acceleration of the other indebtedness is cured or waived or the indebtedness is discharged;

•	events of bankruptcy, insolvency or reorganization of Lowe’s as more fully described in the Indenture; and

•	any other event of default provided with respect to the debt securities of that series. (Section 501).

The applicable supplement will describe any additional events of default that may be added to the Indenture for a particular series of debt securities. (Section 301). No event of default with respect to a particular series of debt securities issued under the Indenture necessarily constitutes an event of default with respect to any other series of debt securities issued under the Indenture.

The Indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to debt securities of the series, give to the holders of those debt securities notice of all uncured defaults known to it, provided that:

•	except in the case of default in payment of the principal, premium, if any, interest or sinking fund deposit on the debt securities of the series, the trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interest of the holders of the debt securities of that series, and

•	no notice of a default made in the performance of any covenant or a breach of any warranty contained in the Indenture will be given until at least 60 days after the occurrence thereof.

“Default” means any event that is, or, after notice or passage of time or both, would be, an event of default. (Section 602).

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the principal amount (or, if the debt securities of the series are Original Issue Discount Securities, the portion of the principal amount as may be specified in the terms of the series) of all the debt securities of the series to be due and payable immediately. At any time after making a declaration of acceleration with respect to debt securities of any series, but before obtaining a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of the series may, in some circumstances, rescind and annul the acceleration. (Section 502).

The Indenture provides that, except for the duty of the trustee in the case of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of these rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered reasonable indemnity to the trustee. (Sections 601 and 603). Except as limited by the provisions for the indemnification of the trustee and certain other circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of each series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of the series. (Section 512).

We are required to furnish annually to the trustee a statement as to our performance of some of our obligations under the Indenture and as to any default in our performance. (Section 1005).

Global Securities.

We may issue the debt securities of a series as one or more fully registered global securities. We will deposit the global securities with, or on behalf of, a depositary identified in the applicable supplement relating to the series. We will register the global securities in the name of the depositary or its nominee. In such case, one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series represented by the global security or securities. Until any global security is exchanged in whole or in part for debt securities in definitive certificated form, the depositary or its nominee may not transfer the global certificate except as a whole to each other, another nominee or to their successors and except as described in the applicable supplement. (Section 303 and 305).

The applicable supplement will describe the specific terms of the depositary arrangement with respect to a series of debt securities that a global security will represent.

Modification and Waiver of the Indenture.

We and the trustee may modify or amend the Indenture or the terms of outstanding debt securities of any series without the consent of any holder in order to, among other things:

•	evidence the assumption of our obligations by a successor person under the provisions of the Indenture relating to the consolidations, mergers and sales of assets;

•	add covenants or events of defaults for the benefit of the holders of debt securities;

•	surrender our rights or powers under the Indenture;

•	provide for uncertificated debt securities;

•	add guarantees with respect to debt securities or secure debt securities;

•	establish the forms or terms of debt securities;

•	evidence the acceptance of appointment by a successor trustee;

•	permit or facilitate the issuance of debt securities convertible into other securities;

•	modify or amend the Indenture in accordance with, or to permit the qualification of the Indenture or any supplemental indenture, under the Trust Indenture Act of 1939 as then in effect; or

•	cure any ambiguity or correct or supplement any inconsistency in the Indenture.

In addition, except as described below, we and the trustee may modify or amend the Indenture with the consent of the holders of a majority in principal amount of the debt securities of any affected series. We must have the consent of the holders of all of the affected outstanding debt securities to:

•	change the stated maturity date of the principal of, or any installment of principal of, premium, if any, or interest on, any debt security;

•	reduce the principal, interest or amount payable on redemption of any debt security;

•	change the method of calculation of any interest on any debt security;

•	reduce the amount of principal of a debt security payable on acceleration of the maturity of the debt security;

•	change the place or currency of payment of principal of, or premium or interest on, any debt security;

•	impair a holder’s conversion rights;

•	impair a holder’s right to institute suit for the enforcement of any payment on or with respect to any debt security; or

•	reduce the percentage in principal amount of the debt security, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with some of the provisions of the indentures or for waiver of some of the defaults.
(Sections 901 and 902).

The holders of a majority in principal amount of the debt securities of any affected series may, on behalf of the holders of all the debt securities of such series, waive:

•	our compliance with some of the restrictive provisions of the Indenture, and

•	any past default under the Indenture with respect to the debt securities.

They may not waive:

•	a default in the payment of the principal of, or premium, interest or sinking fund installment on, any debt security, or

•	a provision that, under the Indenture, requires the consent of the holders of all of the affected outstanding debt securities for modification or amendment.
(Section 513).

Regarding the Trustee.

The Bank of New York (as successor trustee to Bank One, N.A. (formerly known as The First National Bank of Chicago)) is the trustee under the Indenture. Notice to the trustee should be directed to:

The Bank of New York
Corporate Trust Office
101 Barclay Street
New York, New York 10007

DESCRIPTION OF OUR PREFERRED STOCK

General.

The following is a summary of some of the important terms of our preferred stock. You should review the applicable North Carolina law, our Restated Charter and our Bylaws, as amended and restated January 28, 2005, for a more complete description of our preferred stock.

Our Charter authorizes us to issue 5,000,000 shares of preferred stock, par value $5.00 per share, 750,000 shares of which have been designated as Participating Cumulative Preferred Stock, Series A. We may amend our Charter from time to time to increase the number of authorized shares of preferred stock. Such an amendment would require the approval of the holders of the voting capital stock entitled to vote on such an amendment in accordance with the terms of our Charter. As of the date of this prospectus, we had no shares of preferred stock outstanding.

The Board of Directors is authorized to designate the following with respect to each new series of preferred stock:

•	the title and stated value of the series;

•	the number of shares in each series;

•	the dividend rates and dates of payment;

•	whether dividends will be cumulative and, if cumulative, the date or dates from which they will be cumulative;

•	voluntary and involuntary liquidation preferences and the liquidation price and liquidation premium, if any, applicable to the series;

•	redemption prices;

•	the sinking fund or purchase fund provisions, if any, for redemption or purchase of shares;

•	the rights, if any, and the terms and conditions on which shares can be converted into or exchanged for, or the rights to purchase, shares of any other class or series;

•	the voting rights, if any; and

•	any other applicable terms.

We will pay dividends and make distributions in the event of our liquidation, dissolution or winding up first to holders of our preferred stock and then to holders of our common stock. The Board of Directors’ ability to issue preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting powers of holders of common stock and, under some circumstances, may discourage an attempt by others to gain control of us.

The terms of any series of preferred stock will be described in a supplement to this prospectus. Nevertheless, the description of the terms of any series of preferred stock in a supplement to this prospectus will not be complete. You should refer to the certificate of designation for the series of preferred stock for complete information.

Miscellaneous.

The preferred stock, when issued in exchange for full consideration, will be fully paid and nonassessable.

DESCRIPTION OF OUR COMMON STOCK

General.

The following is a summary of some of the terms of our common stock. For a more complete description of our common stock, you should review the applicable North Carolina law, our Charter and our Bylaws.

Our Charter authorizes us to issue 5,600,000,000 shares of common stock. As of September 1, 2006, we had approximately 1,527,926,339 shares of common stock outstanding. Each share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. Holders of common stock are entitled to receive dividends when our Board of Directors declares them out of funds legally available therefor. Dividends may be paid on the common stock only if all dividends on any outstanding preferred stock have been paid or provided for.

The issued and outstanding shares of common stock are fully paid and nonassessable. Holders of common stock have no preemptive or conversion rights, and we may not make further calls or assessments on our common stock.

In the event of our voluntary or involuntary dissolution, liquidation or winding up, holders of common stock are entitled to receive, pro rata, after satisfaction in full of the prior rights of creditors and holders of preferred stock, if any, all of our remaining assets available for distribution.

Directors are elected by a vote of the holders of common stock. Holders of common stock are not entitled to cumulative voting rights.

Computershare Trust Company, N.A. of Providence, Rhode Island, acts as the transfer agent and registrar for the common stock.

Change of Control Provisions.

Some provisions of our Charter and of North Carolina law govern the rights of holders of common stock with the intention of affecting any attempted change of control of Lowe’s.

Board of Directors.

Our Charter classifies the Board of Directors into three separate classes, with the term of one-third of the directors expiring at each annual meeting. Removal of a director requires the affirmative vote of 70% of outstanding shares of stock entitled to vote generally in the election of directors. These provisions make it more difficult for holders of our common stock to gain control of the Board of Directors.

Fair Price Provisions.

Provisions of our Charter, which we will refer to as the “fair price provisions,” limit the ability of an interested shareholder to effect some transactions involving us. An “interested shareholder” is one who beneficially owns 20% or more of our outstanding shares of stock entitled to vote generally in the election of directors.

Unless the fair price provisions are satisfied, an interested shareholder may not engage in a business combination, which includes a merger, consolidation, share exchange or similar transaction, involving us unless approved by 70% of our outstanding shares of stock entitled to vote generally in the election of directors. In general, the fair price provisions require that an interested shareholder pay shareholders the same amount of cash or the same amount and type of consideration paid by the interested shareholder when it initially acquired our shares.

The fair price provisions are designed to discourage attempts to acquire control of us in non-negotiated transactions utilizing two-tier pricing tactics, which typically involve the accumulation of a substantial block of the target corporation’s stock followed by a merger or other reorganization of the acquired company on terms determined by the purchaser. Due to the difficulties of complying with the requirements of the fair price provisions, the fair price provisions generally may discourage attempts to obtain control of us.

North Carolina Shareholder Protection Act.

The North Carolina Shareholder Protection Act requires the affirmative vote of 95% of our voting shares to approve a business combination with any entity that beneficially owns 20% of the outstanding voting shares of the corporation unless the “fair price” provisions of the Act are satisfied. The statute’s intended effect is similar to the fair price provisions of our Charter.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus to or through underwriters, agents or dealers or directly to one or more purchasers without using underwriters, agents or dealers.

The accompanying supplement to this prospectus will identify or describe:

•	any underwriters, agents or dealers;

•	their compensation;

•	the net proceeds to us;

•	the purchase price of the securities;

•	the initial public offering price of the securities; and

•	any exchange on which the securities are listed or to which application will be made to list the securities.

We may designate agents to solicit purchases for the period of their appointment and to sell securities on a continuing basis, including pursuant to “at the market offerings”.

We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the applicable supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the debt securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Underwriters named in an applicable supplement are, and dealers and agents named in an applicable supplement may be, deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. We may have agreements with the underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, agents and dealers may engage in transactions with or perform services for Lowe’s Companies, Inc. or our subsidiaries and affiliates in the ordinary course of business.

If indicated in an applicable supplement, we will authorize dealers acting as our agents to solicit offers from some institutions to purchase our securities at the public offering price given in that supplement under “Delayed Delivery Contracts” providing for payment and delivery on the date or dates stated in such supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold under the contracts will not be less nor more than, the respective amounts stated in the applicable supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered by its contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and

•	if the securities are being sold to underwriters, we will have sold to the underwriters the total principal amount of the securities less the principal amount covered by contracts.

One or more firms, referred to as “remarketing firms”, may also offer or sell the securities, if the applicable supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The applicable supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933 and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Unless indicated in the applicable supplement, we do not expect to apply to list the securities on a securities exchange.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Moore & Van Allen PLLC, Charlotte, North Carolina.

EXPERTS

The consolidated financial statements, the related consolidated financial statement schedules, and management’s report on the effectiveness of internal control over financial reporting incorporated into this prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2006, as amended on Form 10-K/A, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the three-month periods ended May 5, 2006 and April 29, 2005, and for the three-month and six-month periods ended August 4, 2006 and July 29, 2005 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended May 5, 2006 and August 4, 2006 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim consolidated financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim consolidated financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any document we file through the SEC’s web site at http://www.sec.gov or at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and on our website at http://www.lowes.com. The information on our web site is not a part of this prospectus or any applicable supplement.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated.

We incorporate by reference the documents listed below and any future documents we file with the SEC (File No. 1-7898) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we terminate this offering:

•	our Annual Report on Form 10-K for the fiscal year ended February 3, 2006, as amended on Form 10-K/A;

•	our Quarterly Reports on Form 10-Q for the quarters ended May 5, 2006 and August 4, 2006;

•	our Current Reports on Form 8-K filed on February 7, 2006, June 5, 2006 and August 21, 2006*; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

*	The information filed under Item 8.01 in this Current Report on Form 8-K is incorporated by reference herein. Any other information contained in this Current Report is not being incorporated by reference.

You can obtain any of the filings incorporated by reference into this prospectus through us, or from the SEC through the SEC’s web site or at the address listed above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at the following address:

Lowe’s Companies, Inc.
Attn: Investor Relations
1000 Lowe’s Boulevard
Mooresville, North Carolina 28117
Telephone: (704) 758-1000

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the prospectus.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the expenses (all of which are estimated) to be incurred by Lowe’s Companies, Inc. (the “Company”) in connection with a distribution of securities registered under this registration statement.

SEC Registration fee	$	*
Fees and expenses of accountants	$	**
Fees and expenses of legal counsel	$	**
Printing fees	$	**
Rating agency fees	$	**
Trustee’s fees and expenses	$	**
Miscellaneous	$	**

Total	$	**

*	To be deferred pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933.

**	Estimated expenses not presently known.

Item 15.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the Company’s Articles of Incorporation, Bylaws and the sections of the North Carolina Business Corporation Act referred to below.

Article IV of the Company’s Bylaws provides that any person who serves or has served as a director or officer of the Company, or in such capacity at the request of the Company for any other corporation, partnership, joint venture, trust or other enterprise, will be indemnified by the Company to the fullest extent permitted by law against (i) reasonable expenses, including attorney’s fees, actually and necessarily incurred by such person in connection with any threatened, pending or completed action, suit or proceeding seeking to hold such person liable by reason of the fact that he or she is or was acting in such capacity, and (ii) payments made by such person in satisfaction of any judgment, money decree, fine, penalty or reasonable settlement for which he or she may have become liable in any such proceeding. The Company may not, however, indemnify any person against liability or litigation expense he or she may incur on account of his or her activities which were at the time they were taken known or believed by such person to be clearly in conflict with the best interests of the Company. Also, the Company may not indemnify any director with respect to any liability arising out of Section 55-8-33 of the North Carolina Business Corporation Act (relating to unlawful declaration of dividends) or any transaction from which the director derived an improper personal benefit as provided in Section 55-2-02(b)(3) of the North Carolina Business Corporation Act. The Company’s Charter provides that, to the full extent permitted by the North Carolina Business Corporation Act, a director of the Company shall not be liable for monetary damages for breach of his or her duty as a director and that the Company will indemnify any director from any liability incurred as a director.

The Company maintains an insurance policy for the benefit of directors and officers insuring them against claims that are made against them by reason of any wrongful act (as defined) committed in their capacity as directors or officers.

Item 16.	Exhibits.

The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parenthesis:

Exhibit No.		Description

1	.1*	Form of Underwriting Agreement
3.1		Restated Charter of Lowe’s Companies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended August 4, 2006)
3.2		Bylaws of Lowe’s Companies, Inc., as amended and restated January 28, 2005 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed February 2, 2005)
4.1		Amended and Restated Indenture, dated as of December 1, 1995, between Lowe’s Companies, Inc. and The Bank of New York (as successor trustee to Bank One, N.A. (formerly known as The First National Bank of Chicago)) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 15, 2005)
4	.2*	Form of Debt Security
4	.3*	Form of Certificate of Designation
4	.4*	Form of Preferred Stock Certificate
5.1		Opinion of Moore & Van Allen PLLC regarding the validity of the securities being registered
12.1		Statement re: Computation of Ratio of Earnings to Fixed Charges
15.1		Deloitte & Touche LLP Letter re: Unaudited Interim Financial Information
23.1		Consent of Deloitte & Touche LLP
23.2		Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)
24.1		Power of Attorney (included on signature page)
25.1		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939

*	To be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K and incorporated by reference herein or by post-effective amendment, in either case, as required by the rules of the SEC.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mooresville, state of North Carolina, on October 2, 2006.

LOWE’S COMPANIES, INC.

By :	/s/ Robert A. Niblock
Robert A. Niblock
Chairman of the Board, President
and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his or her execution hereof, hereby constitutes and appoints Robert F. Hull, Jr., James A. Cook, III and Gaither M. Keener, Jr. and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Robert A. Niblock Robert A. Niblock	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	October 2, 2006

/s/ Robert F. Hull, Jr. Robert F. Hull, Jr.	Executive Vice President and Chief Financial Officer (principal financial officer)	October 2, 2006

/s/ Matthew V. Hollifield Matthew V. Hollifield	Senior Vice President and Chief Accounting Officer (principal accounting officer)	October 2, 2006

/s/ Leonard L. Berry, Ph.D. Leonard L. Berry, Ph.D.	Director	October 2, 2006

/s/ Peter C. Browning Peter C. Browning	Director	October 2, 2006

Signature	Title	Date

/s/ Paul Fulton Paul Fulton	Director	October 2, 2006

/s/ Dawn E. Hudson Dawn E. Hudson	Director	October 2, 2006

/s/ Robert A. Ingram Robert A. Ingram	Director	October 2, 2006

/s/ Robert L. Johnson Robert L. Johnson	Director	October 2, 2006

/s/ Marshall O. Larsen Marshall O. Larsen	Director	October 2, 2006

/s/ Richard K. Lochridge Richard K. Lochridge	Director	October 2, 2006

/s/ Stephen F. Page Stephen F. Page	Director	October 2, 2006

/s/ O. Temple Sloan, Jr. O. Temple Sloan, Jr.	Director	October 2, 2006

Exhibit Index

Exhibit No.		Description

1	.1*	Form of Underwriting Agreement
3.1		Restated Charter of Lowe’s Companies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended August 4, 2006)
3.2		Bylaws of Lowe’s Companies, Inc., as amended and restated January 28, 2005 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed February 2, 2005)
4.1		Amended and Restated Indenture, dated as of December 1, 1995, between Lowe’s Companies, Inc. and The Bank of New York (as successor trustee to Bank One, N.A. (formerly known as The First National Bank of Chicago)) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 15, 2005)
4	.2*	Form of Debt Security
4	.3*	Form of Certificate of Designation
4	.4*	Form of Preferred Stock Certificate
5.1		Opinion of Moore & Van Allen PLLC regarding the validity of the securities being registered
12.1		Statement re: Computation of Ratio of Earnings to Fixed Charges
15.1		Deloitte & Touche LLP Letter re: Unaudited Interim Financial Information
23.1		Consent of Deloitte & Touche LLP
23.2		Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)
24.1		Power of Attorney (included on signature page)
25.1		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939

*	To be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K and incorporated by reference herein or by post-effective amendment, in either case, as required by the rules of the SEC.